UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 13, 2015
Date of earliest event reported: November 9, 2015

HYDROCARB ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-53313	30-0420930
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Gessner, Suite 375, Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

(713) 970-1590
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Adar Bays, LLC and Union Capital, LLC Notes

On November 9, 2015, Hydrocarb Energy Corporation (“we”, “us”, the “Company” and “Hydrocarb”) sold each of Adar Bays, LLC (“Adar”) and Union Capital, LLC (“Union”), identical 8% Short Term Cash Redeemable Notes (collectively, the “Initial Notes”) in the amount of $208,000 ($416,000 in aggregate). The Initial Notes were issued pursuant to the terms of Securities Purchase Agreements dated as of the same date. In addition to the Initial Notes, we sold Adar and Union each another secured note in the amount of $208,000 each ($416,000 in aggregate)(the “Second Notes”). The purchase price of the Initial Notes was paid in cash at closing (November 10, 2015), and the purchase price of the Second Notes was each paid by way of the issuance of an offsetting $208,000 secured note issued to us by each of Adar and Union (the “Buyer Notes”). Pursuant to the Securities Purchase Agreements, Adar and Union each agreed not to sell short any shares of our common stock so long as each purchaser’s Initial Note or Second Note is outstanding. In connection with the sale of the Initial Notes, we paid $16,000 in legal fees ($8,000 to each investor) and paid $30,000 in due diligence fees ($15,000 per Initial Note), provided that substantially similar fees are payable in connection with the Second Notes in the event such Second Notes are paid by Adar and Union as described in greater detail below.

The Initial Notes accrue interest at the rate of 8% per annum and have a two year term. We are required to pre-pay the Initial Notes 180 days after the issuance date (the “Pre-Payment Date”), provided that if we fail to prepay such notes in full on the Pre-Payment Date (or before), the holders thereof have the right to convert the principal and accrued interest owed under such Initial Notes into our common stock at a 40% discount (increasing to 50% if we receive a DTC “Chill” on our common stock or upon the occurrence of certain events of default) to the lowest trading price of our common stock during the 15 trading days prior to conversion. Notwithstanding the foregoing, there is an initial soft floor of $0.30 per share on conversions, which means that in the event our common stock closes below $0.30 per share, then the applicable holder may not convert its notes for the 10 trading days immediately preceding the first time the price closes below $0.30 per share. However, in the event the price of our common stock closes above $0.30 per share in that 10 day period, the holder may again convert, without waiting the balance of the 10 days. Additionally, following the 10 day period, the applicable holder has a three day grace period to convert, even if the common stock closes below the next lower soft floor level (as described in the following sentence). This process is repeated with soft floors of $0.15 per share and $0.075 per share. At no time may the Initial Notes be converted into shares of our common stock if such conversion would result in the applicable holder and its affiliates owning an aggregate of in excess of 9.9% of the then outstanding shares of our common stock.

The Initial Notes may be prepaid, including in connection with any pre-payment on or prior to the Pre-Payment Date, with the following penalties: (i) if the Initial Notes are prepaid within 60 days of the issuance date, then at 115% of the face amount plus any accrued interest; (ii) if the Initial Notes are prepaid after 60 days after the issuance date but less than 121 days after the issuance date, then at 135% of the face amount plus any accrued interest and (iii) if the Initial Notes are prepaid after 120 days after the issuance date but on or before the Pre-Payment Date, then at 145% of the face amount plus any accrued interest. The Initial Notes may not be prepaid after the Pre-Payment Date, except with the approval of the applicable holders. Additionally, upon the occurrence of certain fundamental transactions involving the Company and its common stock, the Initial Notes are required to be redeemed in cash for 150% of the principal amount then outstanding, plus accrued and unpaid interest (provided upon the occurrence of such event, such Initial Notes may also be converted into common stock at the option of the holders).

The Initial Notes provide for customary events of default such as failing to timely make payments under the Initial Notes when due, and including our failure to maintain a reserve of shares in connection with the conversion of the Initial Notes equal to at least four times the number of shares of common stock that could be issuable thereunder at any time (initially 1.1 million shares per Initial Note), any judgment existing against us in excess of $250,000, our common stock being delisted from an exchange (including any OTC Markets exchange), a change in the majority of our Board of Directors, us becoming delinquent in our periodic filings with the SEC, or us losing our “bid” price for our common stock, subject where applicable to our ability to cure certain defaults. Upon the occurrence of an event of default, the holders of the Initial Notes can declare the entire amount of the Initial Notes immediately due and payable, together in the event of certain defaults, additional penalties or liquidated damages totaling between an additional 10% and 50% of the outstanding principal amount of the Initial Notes, together in some cases with make-whole payments for delivery delays and other penalties. Additionally, upon the occurrence of an event of default, the interest rate of the Initial Notes increases to 24% per annum.

The Second Notes accrue interest at the rate of 8% per annum, are due on November 9, 2017 and have substantially similar terms and conditions as the Initial Notes described above (except that they include additional events of default such as us having a closing bid price less than $0.50 per share and/or having an aggregate trading value of our common stock of less than $50,000 in any five consecutive trading day period), provided that there are no prepayment penalties associated with the Second Notes, and provided further that no amounts are due under the Second Note (including interest thereon) and the Second Notes are not convertible, unless or until each investor’s applicable Buyer Note is paid in full in cash. In the event we repay a holder’s Initial Note by the Pre-Payment Date, the applicable Second Note and Buyer Note are automatically cancelled.

The Buyer Notes accrue interest at the rate of 8% per annum (which until the Buyer Notes are paid in full in cash, offset amounts due under the Second Notes) and are due on July 9, 2016, unless (a) we do not meet the “current information requirements” required under Rule 144 of the Securities Act of 1933, as amended; or (b) we provide the applicable investor at least 30 days’ notice prior to the six month anniversary of the issuance date of the Buyer Note of our intention to reject the payment of the Buyer Note, in which either case the applicable holder may cross cancel its payment obligations under the applicable Buyer Note as well as our payment obligations under the offsetting Second Note. The holders may only prepay the Buyer Note with our written approval.

Pursuant to a side letter entered into with each of Adar and Union, each investor agreed to grant us an option for three 30 day conversion moratorium periods, with the first period beginning on the Pre-Payment Date, and the next two beginning 30 days and 60 days, respectively, after the end of such first period. We are able to exercise the conversion moratorium period options by notifying the applicable investor no later than 10 trading days prior to the Pre-Payment Date (or thereafter, the end of the next applicable conversion moratorium period) and by paying the applicable investor(s) $20,000 prior to five trading days before the end of the then current period (with the first such payment due at least five trading days prior to the Pre-Payment Date).

Each of Adar and Union also entered into a Subordination Agreement in favor of our senior lender, Shadow Tree Capital Management, LLC (“Shadow Tree”), to subordinate the repayment of the Initial Notes (and if applicable, the Second Notes) to amounts owed by us to Shadow Tree.

JSJ Investments Inc. Note

On November 9, 2015, we sold JSJ Investments Inc. (“JSJ”) an 8% Short Term Cash Redeemable Note (the “JSJ Note”) in the principal amount of $350,000. The JSJ Note accrues interest at the rate of 8% per annum and is payable on demand by JSJ at any time after November 9, 2016. We may prepay the JSJ note, together with accrued and unpaid interest, at any time prior to the 180th day after the issuance date (the “JSJ Pre-Payment Date”). Along with any prepayment, we are required to pay the following pre-payment penalties in addition to the principal amount then outstanding under the JSJ Note: until the 60th day after the issuance date, a premium of 25% of the principal amount of the note, in addition to outstanding interest; from the 61st day to the 120th day after the issuance date, premium of 35% of the principal amount of the note, in addition to outstanding interest; from the 121st day to the JSJ Pre-Payment Date, a premium of 45% of the principal amount of the note, in addition to outstanding interest; and after the JSJ Pre-Payment Date, a premium of 50% of the then outstanding principal amount of the note, plus accrued interest (provided that after the JSJ Pre-Payment Date the JSJ Note can only be prepaid with the written consent of JSJ). Upon the occurrence of any event of default under the JSJ Note the amounts due thereunder accrue interest at the rate of 18% per annum. JSJ agreed not to sell short any shares of our common stock so long as the JSJ Note is outstanding.

If we fail to prepay the JSJ Note prior to the JSJ Pre-Payment Date, JSJ has the right to convert the principal and accrued interest owed under such note into our common stock at a 40% discount to the lowest trading price of our common stock during the 15 trading days prior to conversion. Notwithstanding the foregoing, there is an initial soft floor of $0.30 per share on conversions, which means that in the event our common stock closes below $0.30 per share, then the holder may not convert its note for the 10 trading days immediately preceding the first time the price closes below $0.30 per share. However, in the event the price of our common stock closes above $0.30 per share in that 10 day period, the holder may convert, without waiting the balance of the 10 days. Additionally, following the 10 day period, the holder has a three day grace period to convert, even if the common stock closes below the next lower soft floor level (as described in the following sentence). This process is repeated with soft floors of $0.15 per share and $0.075 per share. At no time may the JSJ Note be converted into shares of our common stock if such conversion would result in JSJ and its affiliates owning an aggregate of in excess of 4.9% (which may be increased to 9.99% with written notice from JSJ, provided such increase will not take effect for at least 61 days) of the then outstanding shares of our common stock.

We are subject to fees, penalties and in some cases liquidated damages for our failure to comply with the terms of the JSJ Note. The JSJ Note provides for customary events of default such as failing to timely make payments under the JSJ Note when due, and including our failure to maintain a reserve of shares in connection with the conversion of the JSJ Note as provided in the JSJ Note, us becoming delinquent in our periodic filings with the SEC, and if OTC Markets changes our designation to ‘No Information’ (Stop Sign), ‘Caveat Emptor’ (Skull and Crossbones), or ‘OTC’, ‘Other OTC’ or ‘Grey Market’ (Exclamation Mark Sign). Upon the occurrence of an event of default, JSJ can declare the entire amount of the JSJ Note immediately due and payable, together in the event of certain defaults, with additional penalties or liquidated damages.

Pursuant to a side letter entered into with JSJ, JSJ agreed to grant us an option for three 30 day conversion moratorium periods, with the first period beginning on the JSJ Pre-Payment Date, and the next two beginning 30 days and 60 days, respectively, after the end of such first period. We are able to exercise the options for conversion moratoriums by notifying JSJ no later than 10 trading days prior to the JSJ Pre-Payment Date (or thereafter, the end of the next applicable conversion moratorium period) and by paying the applicable investor(s) between $25,000 and $35,000 (depending on the applicable extension period) prior to five trading days before the end of the then current period (with the first such payment due at least five trading days prior to the Pre-Payment Date).

JSJ also entered into a Subordination Agreement in favor of our senior lender, Shadow Tree Capital Management, LLC, to subordinate the repayment of the JSJ Note to amounts owed by us to Shadow Tree.

******

The descriptions of the Securities Purchase Agreements, Initial Notes, Second Notes, Buyer Notes, side letters, JSJ Note and JSJ side letter are not complete and are qualified in their entirety by the Securities Purchase Agreements, Initial Notes, Second Notes, Buyer Notes, side letters, JSJ Note and JSJ side letter, filed herewith as Exhibits 10.1 through 10.12, the terms of which are incorporated herein by reference.

Geoserve Marketing LLC Agreement

On June 28, 2015, after a lengthy negotiation, we entered into a Financial Services Agreement with Geoserve Marketing LLC (“Geoserve”) a company controlled by Michael Watts, the father-in-law of Jeremy Driver, our former Chief Executive Officer and director, and brother to our current Chief Executive Officer, Kent P. Watts, pursuant to which Geoserve agreed to provide investor relations and related services to us for a period of three years in consideration for an aggregate of 850,000 shares of restricted common stock.  The agreement can be terminated by either party with 60 days’ notice after the expiration of six months, provided that the 850,000 shares are deemed earned upon Geoserve’s entry into the agreement.  We were previously party to a consulting agreement with Geoserve in 2011 which had expired as of our entry into the June 2015 agreement.

The description of the agreement above is not complete and is qualified in its entirety by the Financial Services Agreement filed herewith as Exhibit 10.13, which is incorporated in this Item 1.01 by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the Initial Notes, Second Notes and JSJ Note described in Item 1.01 above and Item 3.02 below, are incorporated in this Item 2.03 by reference.

Item 3.02 Unregistered Sales of Equity Securities.

As described in Item 1.01 above, in November 2015, we sold $416,000 in Initial Notes and $416,000 in Second Notes; and the JSJ Note, all of which notes are convertible into our common stock pursuant to the applicable terms of such notes and in June 2015 we issued 850,000 shares of restricted common stock to Geoserve. We believe that the sale of the notes and issuance of shares to Geoserve were exempt from registration pursuant to (a) Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”); or (b) Rule 506 of the Securities Act, and the regulations promulgated thereunder. With respect to the transactions described above, no general solicitation was made either by us or by any person acting on our behalf. The transactions were all privately negotiated, and none involved any kind of public solicitation. The securities sold are subject to transfer restrictions, and the certificates evidencing the securities contain an appropriate legend stating that such securities have not been registered under the Securities Act and may not be offered or sold absent registration or pursuant to an exemption therefrom. All recipients were “accredited investors”.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 20, 2015, the Company entered into a new employment agreement with Charles Dommer, in order for Mr. Dommer to continue to serve as the Company’s President and Chief Operating Officer until July 20, 2016. Pursuant to the agreement, Mr. Dommer’s salary is $240,000 per year and Mr. Dommer is also due a bonus equal to 2% of the net cash proceeds received by the Company for any working interest sold by the Company to any party in regards to any U.S. or international concessions owned and operated by the Company. If Mr. Dommer’s employment is terminated by the Company in connection with a Change of Control (as defined in the agreement), either involuntarily by the Company or voluntarily by Mr. Dommer within 90 days of such Change of Control, the Company is required to continue paying his salary and reimburse him for insurance payments for one year after such termination date.  Additionally, in the event the agreement is terminated by the Company for any reason other than cause or by Mr. Dommer for good reason (each as defined in the agreement), Mr. Dommer is due six months of salary as a severance payment.

The description of the agreement above is not complete and is qualified in its entirety by the employment agreement filed herewith as Exhibit 10.14, which is incorporated in this Item 5.02 by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1*	Securities Purchase Agreement dated November 9, 2015 between Hydrocarb Energy Corporation and Adar Bays, LLC
10.2*	Securities Purchase Agreement dated November 9, 2015 between Hydrocarb Energy Corporation and Union Capital, LLC
10.3*	8% Short Term Cash Redeemable Note ($208,000), Due November 9, 2017, dated November 9, 2015, issued by Hydrocarb Energy Corporation to Adar Bays, LLC
10.4*	8% Short Term Cash Redeemable Note ($208,000), Due November 9, 2017, dated November 9, 2015, issued by Hydrocarb Energy Corporation to Union Capital, LLC
10.5*	8% Short Term Cash Redeemable Secured Note ($208,000), Due November 9, 2017, dated November 9, 2015, issued by Hydrocarb Energy Corporation to Adar Bays, LLC
10.6*	8% Short Term Cash Redeemable Secured Note ($208,000), Due November 9, 2017, dated November 9, 2015, issued by Hydrocarb Energy Corporation to Union Capital, LLC
10.7*	Collateralized Secured Promissory Note dated November 9, 2015 ($208,000), issued by Adar Bays, LLC to Hydrocarb Energy Corporation
10.8*	Collateralized Secured Promissory Note dated November 9, 2015 ($208,000), issued by Union Capital, LLC to Hydrocarb Energy Corporation
10.9*	Side Letter Agreement dated November 9, 2015 between Adar Bays, LLC and Hydrocarb Energy Corporation
10.10*	Side Letter Agreement dated November 9, 2015 between Union Capital, LLC and Hydrocarb Energy Corporation
10.11*	8% Short Term Cash Redeemable Note ($350,000), dated November 9, 2015, issued by Hydrocarb Energy Corporation to JSJ Investments Inc.
10.12*	Side Letter Agreement dated November 9, 2015 between JSJ Investments Inc. and Hydrocarb Energy Corporation
10.13*	Financial Consulting Agreement between Hydrocarb Energy Corporation and Geoserve Marketing LLC (June 28, 2015)
10.14*	Employment Agreement with Charles F. Dommer (July 20, 2015)

*           Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: November 13, 2015	Hydrocarb Energy Corporation

	By:	/s/ Kent P. Watts
Kent P. Watts
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1*	Securities Purchase Agreement dated November 9, 2015 between Hydrocarb Energy Corporation and Adar Bays, LLC
10.2*	Securities Purchase Agreement dated November 9, 2015 between Hydrocarb Energy Corporation and Union Capital, LLC
10.3*	8% Short Term Cash Redeemable Note ($208,000), Due November 9, 2017, dated November 9, 2015, issued by Hydrocarb Energy Corporation to Adar Bays, LLC
10.4*	8% Short Term Cash Redeemable Note ($208,000), Due November 9, 2017, dated November 9, 2015, issued by Hydrocarb Energy Corporation to Union Capital, LLC
10.5*	8% Short Term Cash Redeemable Secured Note ($208,000), Due November 9, 2017, dated November 9, 2015, issued by Hydrocarb Energy Corporation to Adar Bays, LLC
10.6*	8% Short Term Cash Redeemable Secured Note ($208,000), Due November 9, 2017, dated November 9, 2015, issued by Hydrocarb Energy Corporation to Union Capital, LLC
10.7*	Collateralized Secured Promissory Note dated November 9, 2015 ($208,000), issued by Adar Bays, LLC to Hydrocarb Energy Corporation
10.8*	Collateralized Secured Promissory Note dated November 9, 2015 ($208,000), issued by Union Capital, LLC to Hydrocarb Energy Corporation
10.9*	Side Letter Agreement dated November 9, 2015 between Adar Bays, LLC and Hydrocarb Energy Corporation
10.10*	Side Letter Agreement dated November 9, 2015 between Union Capital, LLC and Hydrocarb Energy Corporation
10.11*	8% Short Term Cash Redeemable Note ($350,000), dated November 9, 2015, issued by Hydrocarb Energy Corporation to JSJ Investments Inc.
10.12*	Side Letter Agreement dated November 9, 2015 between JSJ Investments Inc. and Hydrocarb Energy Corporation
10.13*	Financial Consulting Agreement between Hydrocarb Energy Corporation and Geoserve Marketing LLC (June 28, 2015)
10.14*	Employment Agreement with Charles F. Dommer (July 20, 2015)

*           Filed herewith.